UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 Lindaro Street	San Rafael	California	94901
(Address of Principal Executive Offices)			(Zip Code)

(415) 506-6700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BMRN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On January 29, 2026, BioMarin Pharmaceutical Inc. (BioMarin or the company) entered into a purchase agreement (the Purchase Agreement) with Morgan Stanley & Co. LLC as representative of the several initial purchasers listed in Schedule I thereto (collectively, the Initial Purchasers), relating to the sale by BioMarin of $850 million of 5.500% senior unsecured notes due 2034 (the Notes) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the Securities Act) and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. BioMarin expects the offering of the Notes (the Offering) to close on or about February 12, 2026.

BioMarin also announced that, in connection with the pending acquisition (the Acquisition) of Amicus Therapeutics, Inc. (Amicus), it completed the syndication of a new $2 billion senior secured term loan “B” facility (the Term Loan B Facility), which Term Loan B Facility is in addition to a $800 million senior secured term loan “A” facility (the Term Loan A Facility and, together with the Term Loan B Facility, the Term Facilities), and a $600 million senior secured revolving credit facility into which BioMarin expects to enter in connection with the Acquisition (the New Revolving Facility and, together with the Term Facilities, the New Senior Secured Credit Facilities).

BioMarin intends to use the net proceeds from the Offering, together with borrowings under the Term Facilities and cash on hand, to fund the consideration payable in connection with the Acquisition and related fees and expenses in connection with the Acquisition, the borrowings under the New Senior Secured Credit Facilities, and the issuance of the Notes. The company may also borrow up to $150 million under the New Revolving Facility to pay such fees and expenses. Gross proceeds from the issuance of the Notes will be deposited into an escrow account (the Escrow Account) at the closing of the Offering, pending consummation of the Acquisition. In the event that the Acquisition is not completed on or prior to December 19, 2026, or upon the occurrence of certain other events, BioMarin will be required to redeem all of the Notes at a redemption price equal to 100% of the initial issue price of the Notes plus accrued and unpaid interest from the date of issuance, or the most recent date to which interest has been paid or provided for, to but excluding the special mandatory redemption date.

The Notes will be the general senior unsecured obligations of BioMarin and will be jointly and severally guaranteed by certain of BioMarin’s subsidiaries that will guarantee the obligations under the New Senior Secured Credit Facilities, including, after the closing of the Acquisition, Amicus and certain of its subsidiaries that will guarantee the obligations under the New Senior Secured Credit Facilities.

The Notes and related guarantees will rank equal in right of payment with any of BioMarin’s and the guarantors’ existing and future unsubordinated indebtedness, including the indebtedness under the New Senior Secured Credit Facilities, and will rank senior in right of payment to all of BioMarin’s and guarantors’ future indebtedness that by its terms is subordinated to the Notes and related guarantees. The Notes and related guarantees will be structurally subordinated to all liabilities of each of BioMarin’s subsidiaries that do not guarantee the Notes. The guarantees of a guarantor may be released under certain circumstances.

The Notes and related guarantees will be effectively subordinated to BioMarin’s and the guarantors’ existing and future indebtedness that is secured to the extent of the value of such applicable collateral (except, solely with respect to the funds deposited in the Escrow Account, prior to the date on which such funds are released from escrow).

The Notes will accrue interest at an annual rate of 5.500% payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2026. The Notes will mature on February 15, 2034, unless earlier exchanged, repurchased or redeemed.

Except as described below, the Notes may not be redeemed before February 15, 2029. Thereafter, some or all of the Notes may be redeemed at any time at specified redemption prices, plus accrued and unpaid interest to the redemption date. At any time prior to February 15, 2029, some or all of the Notes may be redeemed at a price equal to 100% of the aggregate principal amount thereof, plus a make-whole premium and accrued and unpaid interest to the redemption date. Also, prior to February 15, 2029, up to 40% of the aggregate principal amount of the Notes may be redeemed at a redemption price of 105.500% of the aggregate principal amount thereof, plus accrued and unpaid interest, with the net proceeds of certain equity offerings.

If BioMarin undergoes a change of control, each holder of Notes will have the right to require the company to make an offer to repurchase all or any part of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the repurchase date. If BioMarin or certain of its subsidiaries engages in certain asset sales, BioMarin will be required under certain circumstances to make an offer to purchase the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date.

The indenture governing the Notes is expected to contain customary covenants that, among other things, restrict, with certain exceptions, the ability of each of BioMarin and its subsidiaries to incur additional debt, pay dividends, make certain other restricted payments, incur debt secured by liens, dispose of assets, engage in consolidations and mergers or sell or transfer all or substantially all of its assets.

On January 29, 2026 BioMarin issued a press release announcing the pricing of the Offering. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 29, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the securities were made only by means of a confidential offering memorandum. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements about the proposed offering of the Notes, the entry into the New Senior Secured Credit Facilities, BioMarin’s intention to issue the Notes, and the expected use of proceeds. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others, the timing to consummate the proposed Notes offering, New Senior Secured Credit Facilities and Acquisition, and the risk that such transactions may not close, as well as those factors detailed in BioMarin’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Risk Factors” in BioMarin’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, as such factors may be updated by any subsequent reports. Investors are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: January 29, 2026	By:	/s/ G. Eric Davis
G. Eric Davis
Executive Vice President, Chief Legal Officer